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                                                                   EXHIBIT 10.13

                              [MATTEL LETTERHEAD]



                                               As of February 3, 2000

Ronald M. Loeb
Sr. Vice President-General Counsel
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, CA  94109

Dear Ron,

     In light of the increased responsibility that you have assumed in the capacity of interim Chief Executive Officer of Mattel, the Company's Board of Directors, at its February 3, 2000 meeting, approved an increase in the amount of your compensation for service on the Board. This additional compensation will be in the form of a single lump sum payment to be made in January 2001 in an amount equal to $100,000 multiplied by the number of months that you serve in the capacity of interim Chief Executive Officer, commencing with the month of February, 2000. Of course you will continue to receive your regular Board fees in the ordinary course as well.

     Please acknowledge your concurrence with the foregoing by signing the enclosed copy of this letter and returning it to me.

                                            Very truly yours,

                                            /s/ Bob Normile

                                            Bob Normile

BN/mec
Enclosure



Acknowledged by:

/s/ Ronald M. Loeb
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Ronald M. Loeb